Exhibit 10.34

Pension Fund of
Philip Morris in Switzerland

Regulations
IC Pension Plan

January 2024

Pension Fund Philip Morris in Switzerland Regulations - IC Pension Plan page i

Pension Fund Philip Morris in Switzerland Regulations - IC Pension Plan page ii

Pension Fund Philip Morris in Switzerland Regulations IC Pension Plan page 1

Introduction
The objective of the Pension Fund of Philip Morris in Switzerland (hereafter "the Pension Fund") is to protect the employees of the Philip Morris Group in Switzerland and companies which, in accordance with the Statutes, can be affiliated with the Fund (hereafter: "the Employer" or, collectively, "the Employers") against the economic consequences of retirement, disability and death.
In compliance with Article 5 of the Statutes governing the Pension Fund of Philip Morris in Switzerland, the Pension Board issues the regulations for this Plan (hereafter: “the IC Pension Plan”).
The IC Pension Plan is a "defined contributions plan" within the meaning of Article 15 of the Federal Law on Vesting in Pension Plans of 17 December 1993 (hereafter: "LFLP/FZG").
The benefits contemplated in these regulations supplement the benefits under the Plan Rules of the Pension Plan of Philip Morris in Switzerland (hereafter, "the Main Plan"), which is a "defined benefits plan" within the meaning of Article 16 LFLP/FZG. These benefits are paid out together with those of the Main Plan.
In these regulations, words importing the masculine gender refer equally to men and women.
Persons bound by a registered civil partnership, within the meaning of the Federal Law on Registered Civil Partnerships Between Persons of the Same Sex, are treated in the same way as married persons (spouses) as defined in these regulations. The registration of a civil partnership at a registry office is treated in the same way as a marriage and the dissolution of a civil partnership by a court is treated in the same way as a divorce.
The general principle is that the articles of the Main Plan regulations remain applicable by analogy to the IC Pension Plan, including the articles 15 to 20 (General provisions), 23 (Partial retirement), 60 to 73 (Encouragement of Home Ownership), 77 (Assets), 78 to 85 (Administration of the Fund).
1.    Membership in the IC Plan
Article 1 - Principle
1.    Membership in the IC Plan is compulsory for all grade 14 employees or higher who are members of the Pension Fund's Main Plan.
Art. 2 - Start of Membership
1.    Membership in the IC Plan commences on the first day of the month in which a bonus is paid. As a result, the employee acquires the status of insured member.
Art. 3 - Termination of Membership
1.    Membership in the IC Pension Plan ceases at the date of termination of employment, but no later than the end of the month in which the member reaches the age of 70.
2.    Termination of membership in the IC Plan entails the loss member status, subject, however, to Article 24 (end of insurance) and Article 25 (maintenance of insurance) and to the Pension Fund's obligation to provide the individual concerned with all necessary information.

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2.    Definitions
Art. 4 - Normal retirement
1.    Normal retirement begins on the first day of the month following a member's 65th birthday, irrespective of gender.
Art. 5 - Contributory salary
1.    The contributory salary of members in salary grades 19 to 28 is equal to the contributory salary of the Main Plan. This salary is hereafter referred to as "contributory salary I".
    The contributory salary I is limited to ten times the maximum amount defined in Article 8(1) LPP/BVG.
2.    The contributory salary of members in salary grade 14 to 17 is equal to the bonus (IC). This salary is hereafter referred to as “contributory salary II”.
    The contributory salary II is limited to ten times the upper amount defined in Article 8(1) LPP less the sum of compensation elements defined in Article 6(1) of the Main Plan regulations.
3.    The contributory salary of members in salary grade 18 is equal to the contributory salary I when the sum of compensation elements defined in Article 6(1) of the Main Plan regulations plus the bonus (IC) exceeds ten times the upper amount defined in Article 8(1) LPP/BVG.
    In all other cases, the contributory salary is equal to the contributory salary II.
4.    If any bonus (IC) is paid during the current year, the contributory salary is equal to zero.
5.    The contributory salary never includes any compensation earned from employment with a third party.
Art. 6 - Retirement savings capital
1.    A retirement savings capital is created for each member, consisting of:
-    retirement credits in accordance with Article 7 below
-    the member's voluntary contributions;
-    possible repayments of amounts lost in implementation of Article 9 (loss of benefits); and
-    interest accrued on the above amounts.

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Art. 7 - Retirement credits
1.    The retirement credits calculated on a yearly basis and expressed as a percentage of the contributory salary are equal to:
a.    contributory salary I:
-    grades 28 to 24 : 3%
-    grade 23 : 11.4%
-    grade 22 : 10.8%
-    grade 21 : 9.6%
-    grade 20 : 9.0%
-     grade 19 : 8.4%
-     grade 18 : 7.8% ;
b.    contributory salary II: 12%
Art. 8 - Voluntary contributions
1.An active member who has accrued the maximum duration specified in Article 10(1) of the Main Plan regulations may purchase pension benefits at any time by means of a voluntary contribution, but no later than the normal retirement age.
2.Vested termination benefits that are not entirely absorbed by the Main Plan in accordance with Article 10(4) of its regulations may be applied to the purchase of benefits in the IC Pension Plan.
3.    Voluntary contributions are limited to the difference between:
a.    contributory salary I:
-    3 % of the contributory salary I, multiplied by the difference in years between the year of the member's 30th birthday and the current calendar year, and
-    the retirement savings capital accrued at the date of the voluntary contribution, increased by an annual interest of 4%;
b.    contributory salary II:
-    12 % of the contributory salary, multiplied by the difference in years between the year of the member's 30th birthday and the current calendar year, and
-    the retirement savings capital accrued at the date of the voluntary contribution, increased by an annual interest of 4%.
The reference salary for calculating the maximum voluntary contribution is equal to the average of the last three contributory salaries II earned since the start of membership in the IC Pension Plan.
4.    Members can only make a voluntary contribution if they have fully repaid any previous withdrawals obtained for the financing of home ownership.
5.    The maximum amount that may be allocated to the voluntary purchase is reduced by any vested termination benefit that has not been transferred to the Fund, plus that portion of the member’s 3a pillar assets which exceeds the sum of the maximum annual tax deductible contributions from age 24, plus interest, in accordance with Article 7(1)(a) OPP 3, plus retirement benefits already received in the form of annuity or lump-sum payment.

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6.    In the case of members arriving from abroad who have never belonged to a pension plan in Switzerland, the maximum annual voluntary contribution is limited, during the first 5 years of membership in a Swiss pension scheme, to 20 % of the contributory salary.
7.    Benefits deriving from a member's voluntary contributions may not be paid out in the form of capital for at least three years.
8.    If one of the Employers finances all or part of a purchase of benefits in the context of a member's international transfer within the Philip Morris Group, an agreement will be concluded between the Fund, the Employer and the member.
Art. 9 - Loss of benefits
1.    If Article 18 (transfer of termination benefits in case of divorce) is applied following a divorce, the member's retirement savings capital will be reduced and his voluntary and regulatory contributions accounts will be adjusted accordingly.
2.If a member makes a withdrawal for the financing of home ownership and an amount is transferred from the IC Pension Plan, the member's retirement savings capital will be reduced by an equal amount. The voluntary and regulatory contributions of the member will be reduced proportionately with the reduction in retirement savings capital.
Art. 10 - Interest
1.The interest rate payable on the retirement savings capital is set by the Pension Board.
2.Interest is credited at the end of each calendar year or on the date the member leaves the IC Pension Plan if an insured event occurs during the year.
3.Retirement credits bear interest from the 1st day of the month following their payment; voluntary contributions bear interest from the date they are paid in.
4.The default interest rate is the minimum interest rate set in the LPP plus one percentage point.
3.    IC Pension Plan benefits
General principles
Art. 11 - Insured benefits
1.    Subject to the conditions set out below, the IC Pension Plan insures benefits in the form of:
a)    lump-sum retirement capital ;
b)    lump-sum disability benefit;
c)    lump-sum death benefit
d)    benefits in case of divorce;
e)vested termination benefit.

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Lump-sum Retirement Capital
Art. 12 - Entitlement
1.    Entitlement to retirement benefits begins on the normal retirement date, but no later than age 70 in case of continuation of gainful employment beyond the normal retirement age.
2.    If a member leaves the Main Plan after the last day of the month preceding his 58th birthday for any reason other than death or disability, he is entitled to the retirement benefits of the IC Pension Plan from that date. Article 19(1bis) (entitlement to a vested termination benefit) remains applicable.
3.    A member who has applied to the Main Plan for a partial or full retirement pension may use all or part of his IC Pension Plan retirement savings capital to purchase retirement pension benefits from the Main Plan. Pension benefits thus purchased are governed by the regulations of the Main Plan.
4.    The member must inform the Pension Fund's management of his choice 3 months before retirement date, otherwise he shall be deemed to have opted for payment of a lump-sum retirement capital. Article 8(7) of these regulations and Article 59bis(5) of the Main plan regulations remain applicable.
5.    If the member is married, payment of a lump-sum capital is subject to the written consent of his spouse. If such agreement cannot be obtained or if it is refused, the member may appeal to the courts.
Art. 13 - Amount
1.    The lump-sum retirement capital is equal to the retirement savings capital accrued at the retirement date.
2.    The annual retirement pension purchased in the Main Plan results from the conversion of all or part of the accrued retirement savings capital using the conversion factor for the member's age at retirement indicated in Annexe 1 of the Main Plan regulations, plus a percentage of the reserve for changes in mortality tables indicated in the balance sheet of the Main Plan on 1 January of the year of retirement.
3.    In case of continuation of gainful employment beyond the normal retirement age, the member has the following options:
a. request payment of the lump-sum retirement benefit from the first day of the month following the month in which the member reaches normal retirement age;
b. defer payment of the lump-sum retirement benefit until the date of termination of employment, but at the latest until the member has reached the age of 70 without having paid any contributions. In this case, the retirement capital including interests is paid out on termination of employment.

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Lump-sum disability benefit
Art. 14 - Recognition of Disability
1.A member who is recognised as disabled under the Main Plan regulations qualifies as disabled at the same date and to the same degree under the IC Pension Plan.
Art. 15 - Entitlement and amount
1.    The member is entitled to a lump-sum disability benefit when he is recognised as disabled under the Main Plan regulations.
2.    The lump-sum disability benefit is equal to the accrued retirement savings capital at the date of recognition of disability by the Main Plan.
3.    Entitlement to the full Main Plan pension entails entitlement to full payment of the capital.
    If the member is entitled to a partial rent under the Main Plan regulations, the lump-sum disability benefit is paid in the same proportion.
Lump-sum death benefit
Art. 16 - Entitlement and amount
1.    If an active member dies, a lump-sum death benefit is payable to the beneficiaries in accordance with Article 17 below.
2.    The lump-sum death benefit is equal to:
a)    the retirement savings capital accrued at the date of the member's death, if the beneficiaries are beneficiaries within the meaning of Article 17(1) of these regulations, or of Article 46(1) of the Main Plan regulations.
b)    50 % of the retirement savings capital, but no less than the aggregate of the member's contributions, without interest, if the beneficiaries are "other legal heirs" within the meaning of the LPP.
Art. 17 - Beneficiaries
1.    The lump-sum death benefit is payable:
-first: to the surviving spouse or to the surviving partner who can claim payment of a pension in accordance with Article 40bis of the Main Plan regulations;
-failing them: to the other beneficiaries in accordance with Article 46 of the Main Plan regulations.
2.    If there are no beneficiaries in accordance with paragraph 1 above, the lump-sum death benefit vests in the IC Pension Plan.

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Benefits in Case of Divorce
Art. 18 - Transfer of Termination Benefit in Case of Divorce
1.If an active member divorces, the provisions of Article 49 of the Main Plan regulations on the split of the termination benefits that accrued to the member and his ex-spouse during their marriage shall be applicable by analogy. The Court automatically notifies the Fund of the amount to be transferred and all information necessary for the transfer.
2.    If the court notifies the Fund in accordance with paragraph 1, the retirement savings capital in the IC Pension Plan at the time of the divorce is reduced by the amount attributed by the court to the ex-spouse. The member may partially or fully repay the amount thus transferred; the repayment will be applied to rebuilding his retirement savings capital. Article 8(6) remains applicable.
3.    The sum of voluntary and regulatory contributions made by the member up to the divorce will be reduced proportionately to the reduction in retirement savings capital.
Vested Termination Benefit
Art. 19 - Termination of employment
1.    A member who leaves the Main Plan for any reason other than death or disability before he is entitled to draw retirement benefits is entitled to vested termination benefits in the amount determined in accordance with Article 20 (amount of vested termination benefits) and Article 21 (minimum amount of vested termination benefits) below.
1bis    A member wishing to avail himself of his right to a termination benefit in accordance with Article 51(1bis) of the Main Plan regulations, obtains also a vested termination benefit from the IC Pension Plan.
2.    Vested termination benefits are payable when a member leaves the IC Pension Plan. After that date, they earn interest at the minimum LPP/BVG rate. If the Fund does not transfer the benefits due within 30 days of receipt of all requisite information, default interest shall accrue as of that time.
Art. 20 - Amount of the Vested Termination Benefit
1.    Subject to Article 21 below, the vested termination benefits are equal to the member's retirement savings capital at the date he leaves.
2.    If, on the last day of employment, the member was employed with the Philip Morris Group for less than 5 years starting from the date of the member’s 18th birthday, the vested termination benefit will be reduced by any amounts financed by the Employer pursuant to Articles 8(8). That reduction is decreased by one tenth of the amount financed by the Employer for every year of employment with the Philip Morris Group starting from the date of the member’s 18th birthday. The reduction for a fraction of a year is calculated pro rata temporis. The amount not attributed to the member is treated as a contribution reserve of the Employer. If, on the last day of employment, the member has been employed with the Philip Morris Group for 5 years or more since the date of his 18th birthday, no reduction shall be made.

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Art. 21 - Minimum Amount of Vested Termination Benefit
1.When a member leaves the Pension Fund, he is entitled at least to any voluntary contributions made pursuant to Articles 8 and to any repayments of amounts lost pursuant to Article 9, with interest at the rate set in the LPP; in addition, the member is entitled to any personal contributions to the IC Pension Plan paid in after 1 January following his 24th birthday, without interest but increased by 4 % per year over age 20, up to a maximum of 100%.
2.    The vested termination benefits are reduced by any amount financed by the Employer in accordance with Article 8(8). That deduction is reduced by one tenth of the amount financed by the Employer for every year of contribution to the IC Pension Plan. The reduction for a fraction of a year is calculated pro rata temporis. The amount not attributed to the member is treated as a contribution reserve of the Employer.
Art. 22 -Transfer of the Vested Termination Benefit
1.    When a member leaves the Pension Fund, the Fund informs him of the amount of his vested termination benefits, inviting him to provide the necessary instructions for their transfer within 30 days in accordance with paragraphs 2 and 3 below.
2.    If the member starts working for a new employer, the Fund shall transfer the vested termination benefits together with the vested termination benefits of the Main Plan to the new employer's pension plan in accordance with the member's instructions.
3.    If the member does not go to work for a new employer, he may choose between:
a)    purchasing a vested benefits policy with an insurance company subject to ordinary insurance regulation; or
b)    opening a vested benefits account with a pension fund whose assets are invested by, or with, a bank governed by the Federal Law on Banks and Savings Institutions.
4.    If the member fails to provide the requisite information within the specified time, the IC Pension Plan shall transfer the vested termination benefit, including interest, to the Substitute Pension Plan at the earliest six months but no later than two years after termination of employment.
5.    Article 23 remains applicable.
Art. 23 - Cash Payment
1.    Subject to Article 8(7), a member may apply to receive his vested termination benefit in cash:
a)    if he leaves Switzerland permanently for a country other than the Principality of Liechtenstein;
b)    if he becomes self-employed and is no longer subject to the LPP/BVG;
c)    if the vested termination benefit is less than the member’s annual contribution at the time of termination of employment.
2.    If the member is married, payment in cash may only be made with the written consent of the spouse. If such consent cannot be obtained, or is unduly withheld, the member may appeal to the courts.

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3.    The Pension Board may require the member to submit any proof it deems necessary and may delay payment until such proof is submitted.
Art. 24 - End of insurance
1.    IC Pension Plan insurance coverage ends on the day the member leaves the Pension Fund, namely on the last day of the month when employment ends.
2.    If, in the month following the end of employment, the member does not enter into an employment contract with a new employer, and if he has an earning incapacity which subsequently causes him to be qualified as disabled under the Main Plan, the benefits paid by the IC Pension Plan are those that were insured on the day the member left the IC Pension Plan.
3.    If the IC Pension Plan intervenes in accordance with paragraph 2 of this Article, and if the vested termination benefit was already transferred, the Pension Fund shall claim restitution. If restitution is not forthcoming, the IC Plan benefits shall be reduced accordingly.
4.    Article 25 (maintenance of insurance) remains applicable.
Maintenance of Insurance Coverage
Art. 25 - Maintenance of Insurance
1.    A member who applies to maintain his insurance cover under the Main Plan in accordance with Articles 57 to 59bis of that Plan's regulations also maintains his insurance coverage under the IC Pension Plan.
2.    The member stops paying contributions; the retirement savings capital accrued at the last day of employment will be increased by interest at the rate set by the Pension Board.
3.    Benefit entitlements remain subject to the provisions of these regulations. However, the application of Article 8 (voluntary contributions) of present regulations, and Articles 60 to 73 (accession to the property) of Main Plan regulations, is excluded.
4.    A member who is downgraded below grade 14 maintains his insurance coverage under the IC Pension Plan as an external member from the 1st day of the month coinciding with the downgrading. The member stops paying contributions; the accrued retirement savings capital will be increased by interest at the rate set by the Pension Board. Benefit entitlements remain subject to the provisions of these regulations. Notwithstanding, Article 8 is excluded from application from the date of downgrading.

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4.    IC Pension Plan Resources
Art. 26 - General Resources
1.    The resources of the IC Plan consist of:
a)    regulatory contributions of the members;
b)    voluntary contributions within the meaning of Article 8 (voluntary contributions) and any repayments of amounts lost in accordance with Article 9 (loss of benefits);
c)    the regulatory contributions of the Employer;
d)    any temporary remedial contributions from members and the Employer;
e)    any grants, donations and bequests;
f)    insurance benefits and residual balances which, for whatever reason, are not allocated to the beneficiaries;
g)    income on Fund’s assets.
Art. 27 - Member's Contributions
1.    Each member must pay contributions from the time he joins the IC Pension Plan and for as long as he is a member of that plan, but no later than the date on which he is recognised as disabled, or until the date he reaches normal retirement age. Article 25 (maintenance of insurance) remains applicable.
2.    The member’s annual contribution is equal to:
a.    contributory salary I:
-    grades 28 to 24 : 1,5%
-    grade 23 : 5.7%
-    grade 22 : 5.4%
-    grade 21 : 4.8%
-    grade 20 : 4.5%,
-    grade 19 : 4.2%
-    grade 18 : 3.9% ;
b.    contributory salary II: 6%
3.    The member's contribution to the IC Pension Plan is deducted from the member's salary each year.
Art. 28 - Employer's contribution
1.    As long as the member is required to pay contributions, the Employer shall do so as well.
2.    For each active member, the Employer pays a contribution equal to the contribution amount paid by the member.

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5.    Transitional Provisions
Art. 29 – Member’s contribution and retirement credits
1.    The members who, on April 1st 2014, are in grade 22 or 23 pay an annual contribution of 1.5% of contributory salary I as long as they remain in one of these grades. The retirement credits equal to 3 % of contributory salary I.
6.    Final Provisions
Art. 30 - Amendment of the regulations
1.    The Pension Board may amend these regulations at any time provided it does not reduce members' vested benefits calculated at the date of the amendment.
Art. 31 - Interpretation
1.    The Main Plan regulations apply to all matters not explicitly mentioned for in these regulations.
2.    Any cases not explicitly mentioned for in these regulations or in the Main Plan regulations shall be decided by the Pension Board taking into account the meaning and spirit of the Statutes of the Pension Fund, the regulations of the IC Pension Plan, applicable legislation and the corresponding implementation ordinances.
Art. 32 - Disputes
1.    Any dispute arising out of the interpretation, the application or non-application of these regulations shall be submitted to the competent courts at the registered office or Swiss domicile of the defendant, or of the place of business in Switzerland where the member was employed.
Art. 33 - Translations
1.    These regulations were drawn up in French; they may be translated into English.
2.    In case of discrepancy between the French version and the English translation, the French version shall take precedence.
Art. 34 - Effective Date
1.    These regulations enter into effect on 1 January 2024; they supersede the regulations effective on 1 January 2022.
2.    They shall be submitted to the competent regulatory authority.
3.    They shall be published on the Employer’s intranet site and a hard copy shall be sent to members upon request.